UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2024

Enovix Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2024, Enovix Corporation (the “Company”) appointed Kristina Truong as Senior Vice President and Chief Accounting Officer.

Ms. Truong, age 53, joined the Company in June 2022. Before joining the Company, she served as Corporate Controller at Spruce Biosciences during 2020 until June 2022. Prior to that, she served as Corporate Controller at Outset Medical, Inc. during 2018 and 2020. Prior to that, she managed and held various positions with public and private technology, telecommunications and life sciences companies worldwide.

There are no family relationships between Ms. Truong and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Ms. Truong that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company expects Ms. Truong to enter into the Company’s standard indemnification agreement for officers.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date:	December 30, 2024	By:	/s/ Raj Talluri
Raj Talluri President and Chief Executive Officer (Principal Executive Officer)